Exhibit 99.1

Investor Relations

Kathleen Nemeth

Juniper Networks

(408) 936-5397

kbela@juniper.net

Media Relations

Michael Busselen

Juniper Networks

(408) 936-5542

mbusselen@juniper.net

Juniper Networks Announces Integrated Operating Plan

Strategic focus on highest growth opportunities in networking as customers migrate to High-IQ Networks and best-in-class cloud environments – where Juniper excels

An optimized One-Juniper structure – reinvigorating the heritage of a mission-driven culture

Enhanced operational efficiency expected to result in a 25% operating margin for 2015 –

an approximate 580 basis point improvement vs 2013

Aggressive capital return plan, returning a minimum of $3 billion of capital to shareholders over the next three years, including more than $2.0 billion in share repurchases through Q1 2015

Company to initiate $0.10 per share quarterly dividend to commence in Q3 2014, with the intention to grow it over time

Two new highly qualified independent directors to be nominated to Juniper’s board

SUNNYVALE, Calif., Feb. 20, 2014 – Juniper Networks (NYSE: JNPR) today announced its new, integrated operating plan (IOP) to refocus the Company on innovation that matters most to service providers and enterprises where demand for High-IQ Networks and best-in-class cloud environments are driving growth. As noted in the Company’s fourth quarter and fiscal year 2013 financial results call, Juniper has undertaken a comprehensive and ongoing review of the Company’s business and customer needs to provide a more focused R&D and go-to-market program, to drive efficiencies and a significantly increased operating margin profile, and to aggressively return capital to shareholders and create substantial shareholder value.

“The cornerstone of our IOP is the belief that our customers, which include some of the world’s largest service providers, financial services companies and government agencies, are increasingly building hyper-

scale, resilient, secure, highly intelligent, open and virtualized networks,” stated Shaygan Kheradpir, chief executive officer of Juniper Networks. “As a pure-play, high-performance networking company with engineering and organic innovation at its core, I believe Juniper is uniquely positioned to help these customers address their rapidly evolving networking needs. Our new, sharpened focus will bring us closer to our customers as we innovate together to address the opportunities ahead, and will enable us to operate much more efficiently as One-Juniper.”

The IOP includes four key elements:

•	A strategy that capitalizes upon Juniper’s engineering expertise across routing, switching, security, control and network management – and that is most aligned to being a leading provider of secure High-IQ Networks and serving the needs of Cloud Builders. Juniper is a growth company with strong business momentum as demonstrated most recently in its Q4 2013 financial results where it reported record revenues and 11.6% year-over-year growth, representing its sixth consecutive quarter of year-over-year revenue growth. Kheradpir, who joined Juniper as CEO last month, has fully reviewed Juniper’s businesses and intends to focus on the fastest growing networking segments – where Juniper excels – driven by service provider, enterprise and government customers who are increasingly investing in High-IQ Networks and best-in-class cloud environments. The Company believes focusing on these markets represents the greatest opportunities for sustainable top-line growth and operating margin expansion over the long term.

•	An optimized One-Juniper structure: Juniper will create a more focused, connected, agile and execution-oriented company structure driven to deliver on its customers’ imperatives for High-IQ Networks and cloud environments. Having engaged in a comprehensive evaluation of our product portfolio, the Company will coalesce its engineering talent, go-to-market teams and R&D around the above strategy. This will also result in streamlining its operations and business portfolio. The optimized One-Juniper structure will focus on quality, depth and what matters to customers; will augment its approach with an outside-in customer imperative fused with inside-out innovation; will reinvigorate its heritage of mission-driven culture igniting the energy and talent of its high performance teams working at scale; and will execute with the discipline of a results-driven organization.

•	Enhanced efficiency and improved cost management: Juniper’s refocused strategy and optimized One-Juniper company structure will result in a substantial structural reduction to the cost base and a significantly increased operating margin profile through highly detailed and executable actions with directed accountability. The Company expects to exit the first quarter of 2015 with annualized operating expense savings of $160 million from the Q4 2013 level and achieve an operating margin of 25% for 2015 – an approximate 580 basis point improvement from 2013 – with operating expenses of 39% of revenue.

To ensure that costs are removed in an accountable and efficient manner, Juniper established a Cost Control Committee led by Kheradpir and tasked with implementing efficiencies throughout the organization. Juniper has also retained McKinsey Technology Cost Structure Team, a nationally recognized cost consultant, who will work with the Cost Control Committee on the plan’s effective implementation. Finally, to demonstrate the Company’s accountability for achieving the IOP’s cost reduction objectives and 2015 operating margin goal, Juniper will provide updates on the Company’s progress on a quarterly basis.

•	Aggressive new capital allocation plan: Juniper also today committed to return a minimum of $3 billion to shareholders over the next three years through a combination of share repurchases and dividends. As part of this plan, the board of directors has authorized $2 billion in share repurchases to be executed through the end of the first quarter of 2015, including $1.2 billion through an accelerated share repurchase program to be entered into shortly. Juniper will also initiate a quarterly cash dividend of $0.10 per share of common stock beginning in the third quarter of 2014, with the expectation to increase the dividend over time. The expanded capital allocation plan will be funded by a combination of onshore cash and newly issued debt to preserve Juniper’s financial flexibility to invest in future growth opportunities and maintain the Company’s current investment grade credit rating. The Company intends to continue to review this capital return policy for additional capital return over time, subject to company financial performance, economic outlook and any other relevant considerations.

“I joined this phenomenal company as an agent of change to enable Juniper to realize its potential through a more focused, agile, connected, and execution-oriented structure optimized to capture the significant and growing opportunity we see before us,” added Kheradpir. “Our new integrated operating plan combines Juniper’s heritage of innovation with an outside-in customer imperative, ensuring that we are best positioned to meet customer demands for integrated and use-case driven technology solutions.

“The initiatives announced today are based on a comprehensive review of our business and customer needs, and we are confident that they will drive long-term, profitable growth by capturing greater share in the most meaningful market segments. In the near-term, we will align our cost structure around this new strategy and expect to deliver improved performance for our shareholders through operating margin expansion and a more aggressive capital return plan that preserves our ability to invest in innovation,” concluded Kheradpir.

Further, as part of its ongoing assessment of the composition of its board of directors, Juniper also announced today that the board will nominate for election at the 2014 Annual Meeting of Stockholders Kevin DeNuccio and Gary Daichendt as new independent directors. Daichendt previously served in several senior operating executive positions at Cisco, retiring from the Company in December 2000. He currently serves on the boards of NCR, Emulex and ShoreTel. DeNuccio has over 25 years of executive and public board experience, primarily in the networking industry. DeNuccio is the former president and CEO of Redback Networks.

In addition, having completed the transition with Kheradpir, Kevin Johnson will retire from the Juniper Board at the end of February 2014.

“On behalf of the entire board, and everyone at Juniper, I would like to thank Kevin for his numerous contributions to the Company,” said Scott Kriens, Chairman of the Board of Juniper Networks. “I have known both Gary Daichendt and Kevin DeNuccio since the early days of Juniper. Both of these future directors have deep experience and great instincts in building and operating successful network technology companies, and we look forward to them bringing more of the same to the future of Juniper.”

In developing the IOP, Juniper considered the views of its stakeholders, and engaged in constructive discussions with shareholders including Elliott Management. Juniper has reached an agreement with Elliott whereby Elliott has agreed among various customary terms, to support the Company’s changes announced today and to vote in favor of Juniper’s nominees at its 2014 Annual Meeting of Stockholders.

“Today’s announcement is an incredibly positive development for Juniper and its shareholders,” stated Jesse Cohn, portfolio manager at Elliott Management. “Shaygan and his team have developed a thoughtful and highly value-accretive plan to invest for growth, significantly streamline and target the operations, and meaningfully return capital to shareholders. Further, Shaygan and the Board, which will be adding two leading operations-focused executives, have impressed us with a focused commitment to accountability and execution of the plan. Elliott is highly optimistic about the Company’s future and looks forward to supporting Juniper in its continued focus on creating shareholder value.”

For additional details and updates, including today’s investor presentation, please go to http://investor.juniper.net/investor-relations/default.aspx.

The Company will post certain additional information regarding matters discussed in this press release on its website at http://investor.juniper.net/investor-relations/default.aspx.

Conference Call Details

Juniper will host a conference call today, Thursday, February 20, 2014, at 2:00 pm (Pacific Standard Time) to discuss today’s announcement. The conference call will be broadcast live over the Internet at http://investor.juniper.net/investor-relations/default.aspx.

To participate via telephone in the US, the toll free dial-in number is 877-407-8033. Outside the US, dial +1-201-689-8033. Please call ten minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

Additional Resources:

•	Juniper.Net Community: www.juniper.net/community

•	Juniper on Twitter: https://twitter.com/Junipernetworks

•	Juniper on Facebook: http://www.facebook.com/JuniperNetworks

About Juniper Networks

Juniper Networks (NYSE: JNPR) delivers innovation across routing, switching and security. From the network core down to consumer devices, Juniper Networks’ innovations in software, silicon and systems transform the experience and economics of networking. Additional information can be found at Juniper Networks (www.juniper.net) or connect with Juniper on Twitter and Facebook.

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Safe Harbor

Statements in this release concerning Juniper Networks’ (i) new integrated operating plan and the effects thereof, including changes to Juniper Networks’ strategic focus and management structure, market opportunities, margin expansion, top-line growth, operating expense reductions and decreases in R&D investment as a percentage of revenue, (ii) cash dividends and increases in the amount of dividends over time, (iii) business outlook, (iv) economic and market outlook, (v) future financial and operating results, and (vi) overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending and spending by communication service providers and major customers; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation settlements and resolutions; the potential impact of activities related to the execution of the Juniper Networks integrated operating plan; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission and other reports Juniper Networks files with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release, except as required by applicable law.

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